Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kieran J. McGrath, Michael Bisignano and Kristen W. Prohl, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on Form S-8 and any and all amendments (including post-effective amendments) and supplements thereto to be filed by CA, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 450,000 additional shares of common stock, par value $.10 per share, of the Company (together with associated preferred stock purchase rights, the “Common Stock”) and units of deferred stock obligations to be delivered under the Company’s 2012 Compensation Plan for Non-Employee Directors, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jens Alder Jens Alder	Director	September 27, 2017

/s/ Raymond J. Bromark Raymond J. Bromark	Director	September 27, 2017

/s/ Rohit Kapoor Rohit Kapoor	Director	September 27, 2017

/s/ Jeffrey G. Katz Jeffrey G. Katz	Director	September 27, 2017

/s/ Kay Koplovitz Kay Koplovitz	Director	September 27, 2017

/s/ Christopher B. Lofgren Christopher B. Lofgren	Director	September 27, 2017

/s/ Richard Sulpizio Richard Sulpizio	Director	September 27, 2017

/s/ Laura S. Unger Laura S. Unger	Director	September 27, 2017

/s/ Arthur F. Weinbach Arthur F. Weinbach	Director	September 27, 2017